June 27, 2006

EXHIBIT 23.1

The Board of Directors
Power Air Corporation
4777 Bennett Drive, Suite E
Livermore, California 94551

Attention: Mr. Remy Kozak, President and CEO

Dear Sirs:

Re: Power Air Corporation (the "Company") - Form S-8 Registration Statement - 2006 Stock Incentive Plan

As independent registered public accountants, we hereby consent to the inclusion or incorporation by reference in the Company's Form S-8 Registration Statement, dated June 27, 2006, to be filed with the United States Securities and Exchange Commission with respect to the Company's 2006 Stock Incentive Plan., of the following:

  Our Report to the Stockholders and Board of Directors of Power Air Corporation dated January 11, 2006 on the consolidated financial statements of the Company as at September 30, 2005 and for the three month period then ended, and for the period from October 15, 1997 (date of inception) to September 30, 2005.

In addition, we also consent to the reference to our firm included under the heading "Experts" in this Registration Statement.

Yours truly,

"Dale Matheson Carr-Hilton LaBonte"

Dale Matheson Carr-Hilton LaBonte
Chartered Accountants
Vancouver, British Columbia